      As filed with the Securities and Exchange Commission on September 27, 2001

                                                    Registration No. 333-
                                                                         -------
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 -----------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                 -----------------------------------------------


                      RAWLINGS SPORTING GOODS COMPANY, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                      43-1674348
               --------                                      ----------
      (State or other jurisdiction of                     (I.R.S. Employer
      Incorporation or organization)                    Identification Number)

  1859 Intertech Drive, Fenton, Missouri                      63026
  --------------------------------------                      -----
 (Address of Principal Executive Offices)                   (Zip Code)


                      RAWLINGS SPORTING GOODS COMPANY, INC.
                     1994 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                     ---------------------------------------
                            (Full title of the plan)

                                Stephen M. O'Hara
                      Chairman and Chief Executive Officer
                  1859 Intertech Drive, Fenton, Missouri 63026
                  --------------------------------------------
                     (Name and address of agent for service)


                                 (636) 349-3500
                                 --------------
          (Telephone number, including area code, of agent for service)


                  Please send copies of all correspondence to:
                          Stinson, Mag & Fizzell, P.C.
                             1201 Walnut, Suite 2800
                           Kansas City, Missouri 64141
                         Attention: Craig L. Evans, Esq.
                                 (816) 842-8600

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                                                                          Amount of
 Title of securities       Amount to             Proposed maximum              Proposed maximum          Registration
  to be registered     be registered (1)   offering price per share (2)  aggregate offering price (2)      fee (3)
  ----------------     -----------------   ----------------------------  ----------------------------    ------------
   Common Stock         200,000 shares               $3.06                        $612,000                $153.00
 $0.01 par value

(1) Represents the maximum number of additional shares of Common Stock available for issuance under the Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan. The Registrant previously filed with the Securities and Exchange Commission on September 14, 1994, a Registration Statement on Form S-8 (Reg. No. 33-83958) relating to securities offered under the 1994 Non-Employee Directors' Stock Plan. Includes, for each share of Common Stock, one attached share purchase right, pursuant to the Registrant's Rights Agreement, dated as of July 1, 1994, as amended.

(2) Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, the proposed maximum offering price and registration fee are based on the bid and asked prices per share of the Registrant's Common Stock as reported on the Nasdaq National Market System on September 21, 2001.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: 0.025% of $612,000, the Proposed Maximum Aggregate Offering Price of the shares of stock registered hereby.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's common stock which is contained in the registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

         Our By-Laws require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.

         As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation also contains a provision eliminating the personal liability of a director to Rawlings Sporting Goods Company, Inc., or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number                              Description
------                              -----------

4.1 Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan, as amended.

4.2 Rights Agreement, dated as of July 1, 1994, between the Registrant and Boatmen's Trust Company as Rights Agent, included as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1994, is hereby incorporated by reference.

4.3 Amendment of Rights Agreement, dated November 21,1997, between the Registrant, Boatmen's Trust Company and ChaseMellon Shareholder Services, L.L.C, included as

                  Exhibit 4.2 to the Registrant's Form 8-K dated November 21, 1997 is hereby incorporated herein by reference.

4.4 Second Amendment to Rights Agreement, dated as of April 19, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, included as
                  Exhibit 4.1 to the Registrant's Form 8-K dated April 30, 1999, is hereby incorporated by reference.

4.5 Third Amendment to Rights Agreement, dated April 23, 1999, between the Registrant and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, included as Exhibit 4.2 to the Registrant's Form 8-K dated April 30, 1999, is hereby incorporated by reference.

5.1               Opinion of Stinson, Mag & Fizzell, a professional corporation.

23.1              Consent of Arthur Andersen LLP.

23.2 Consent of Stinson, Mag & Fizzell, a professional corporation (included in Exhibit 5.1).

24 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.  UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                             (iii) to include any material information with
                         respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fenton, State of Missouri, on August 30, 2001.

                                        RAWLINGS SPORTING GOODS COMPANY, INC.


                                        By: /s/ Stephen M. O'Hara
                                            ------------------------------------
                                            Stephen M. O'Hara
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Rawlings Sporting Goods Company, Inc., hereby severally and individually constitute and appoint Stephen
M. O'Hara and William F. Lacey and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Name                                        Title                             Date
           ----                                        -----                             ----


/s/ Stephen M. O'Hara                   Chairman, Chief Executive Officer           August 30, 2001
----------------------------------      and Director (Principal Executive
Stephen M. O'Hara                       Officer)

/s/ William F. Lacey                    Chief Financial Officer (Principal          August 30, 2001
----------------------------------      Financial and Accounting Officer)
William F. Lacey

/s/ Andrew N. Baur                      Director                                    August 30, 2001
----------------------------------
Andrew N. Baur

/s/ Linda L. Griggs                     Director                                    August 30, 2001
----------------------------------
Linda L. Griggs


/s/ W. James Host                       Director                                    August 30, 2001
----------------------------------
W. James Host

/s/ Michael McDonnell                   Director                                    August 30, 2001
----------------------------------
Michael McDonnell

/s/ Robert S. Prather, Jr.              Director                                    August 30, 2001
----------------------------------
Robert S. Prather, Jr.

/s/ William C. Robinson                 Director                                    August 30, 2001
----------------------------------
William C. Robinson

                                    FORM S-8
                      RAWLINGS SPORTING GOODS COMPANY, INC.

                                  EXHIBIT INDEX


Exhibit
Number                             Description                              Page
------                             -----------                              ----

4.1 Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan, as amended.

4.2 Rights Agreement, dated as of July 1, 1994, between the Registrant and Boatmen's Trust Company as Rights Agent, included as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1994, is hereby incorporated by reference.

4.3 Amendment of Rights Agreement, dated November 21,1997, between the Registrant, Boatmen's Trust Company and ChaseMellon Shareholder Services, L.L.C, included as
            Exhibit 4.2 to the Registrant's Form 8-K dated November 21, 1997 is hereby incorporated herein by reference.

4.4 Second Amendment to Rights Agreement, dated as of April 19, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, included as
            Exhibit 4.1 to the Registrant's Form 8-K dated April 30, 1999, is hereby incorporated by reference.

4.5 Third Amendment to Rights Agreement, dated April 23, 1999, between the Registrant and ChaseMellon Shareholder
            Services, L.L.C. as Rights Agent, included as Exhibit 4.2 to the Registrant's Form 8-K dated April 30, 1999, is hereby incorporated by reference.

5.1 Opinion of Stinson, Mag & Fizzell, a professional corporation.

23.1        Consent of Arthur Andersen LLP.

23.2 Consent of Stinson, Mag & Fizzell, a professional corporation (included in Exhibit 5.1).

24 Power of Attorney (included on the signature page of this registration statement).